Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On February 1, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that its wholly owned indirect subsidiary, Shuffle Master Australasia Pty. Ltd., completed its acquisition of Stargames Limited (“Stargames”) by purchasing 95% of the outstanding Stargames shares for AU $1.55 per share. Effective March 8, 2006, we had acquired 100% of the outstanding Stargames shares.

The following unaudited pro forma combined financial statements have been prepared from the historical financial statements of the Company and Stargames. The operations of Stargames for the 12-month period ended October 31, 2005 have been combined with the Company’s operations for the fiscal year ended October 31, 2005 and the operations of Stargames for the three-month period ended January 31, 2006  have been combined with the Company’s operations for the three-month period ended January 31, 2006. The pro forma combined statements of income give effect to the combination as if it had occurred on November 1, 2004 and November 1, 2005, respectively. The pro forma combined balance sheet gives effect to the combination as if it had occurred on October 31, 2005 and January 31, 2006, respectively. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined financial statements also give effect to the disposition of certain non-core assets and liabilities of Stargames’ vending business, Professional Vending Services Pty. Ltd. (“PVS”).

The historical financial information related to Stargames was initially prepared in accordance with accounting principles generally accepted in Australia (“AGAAP”). Stargames fiscal year-end is June 30. The following unaudited pro forma combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”), converted to US currency from Australian currency, and presented to align the year-end reporting with the Company’s October 31 fiscal year-end period.

Under the purchase method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their relative fair values, with the excess recorded as either goodwill or finite lived intangible assets. These unaudited pro forma combined financial statements reflect preliminary estimates of the fair values of the purchase price, assets acquired and liabilities assumed. The final determination of the purchase price allocation may differ from the amounts assumed in these unaudited pro forma combined financial statements. There can be no assurances given that any adjustments will not be material.

The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations would have been if the combination had occurred on the above-mentioned dates. Additionally, they are not indicative of future results of operations or financial position and do not reflect any synergies or other changes that may occur as a result of the acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended October 31, 2005 and the unaudited condensed consolidated financial statements for the three-months ended January 31, 2006, and Stargames’ audited consolidated statements of financial position as of June 30, 2005 and 2004, and the related consolidated statements of financial performance, and cash flows for each of the three years in the period ended June 30, 2005, filed previously as Exhibit 99.1 on Form 8-K/A Amendment No. 1. The financial statements filed as Exhibit 99.1 also include a reconciliation of the audited financial statements from AGAAP to US GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JANUARY 31, 2006
 (In thousands, except per share amounts)

	Shuffle Master, Inc.	Stargames (1)	PVS Disposition (2)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Utility products leases	$6,010	$—	$—	$—		$6,010
Utility products sales and service	15,875	—	—	—		15,875
Entertainment products leases and royalties	6,255	—	—	—		6,255
Entertainment products sales and service	5,168	9,643	—	—		14,811
Vending products sales and service	—	654	(654)	—		—
Other	10	—	—	—		10
Total revenue	33,318	10,297	(654)	—		42,961
Costs and expenses:
Cost of leases and royalties	2,827	—	—	—		2,827
Cost of sales and service	7,095	6,487	(463)	705	(a)	13,824
Selling, general and administrative	9,997	5,660	(307)	353	(a)	15,703
Research and development	1,961	1,117	—	—		3,078
Total costs and expenses	21,880	13,264	(770)	1,058		35,432
Income (loss) from operations	11,438	(2,967)	116	(1,058)		7,529
Other income (expense)	(490)	(51)	12	(1,898	)(b)	(2,427)
Income (loss) from continuing operations before tax	10,948	(3,018)	128	(2,956)		5,102
Provision for income tax expense (benefit)	3,730	(992)	41	(1,029	)(c)	1,750
Income (loss) from continuing operations	7,218	(2,026)	87	(1,927)		3,352
Basic earnings per share from continuing operations	$0.21					$0.10
Diluted earnings per share from continuing operations	$0.20					$0.09
Weighted average shares outstanding:
Basic	34,487					34,487
Diluted	35,692					35,692

(1)          Includes the operations of PVS.

(2)          Reflects the elmination of PVS.  See Note 3.

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2005
 (In thousands, except per share amounts)

	Shuffle Master, Inc.	Stargames (1)	PVS Disposition (2)	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Utility products leases	$23,721	$—	$—	$—		$23,721
Utility products sales and service	43,308	—	—	—		43,308
Entertainment products leases and royalties	24,850	—	—	—		24,850
Entertainment products sales and service	20,689	50,755	—	—		71,444
Vending products sales and service	—	3,964	(3,964)	—		—
Other	292	51	—	—		343
Total revenue	112,860	54,770	(3,964)	—		163,666
Costs and expenses:
Cost of leases and royalties	9,692	—	—	—		9,692
Cost of sales and service	19,568	31,056	(2,805)	2,865	(a)	50,684
Selling, general and administrative	30,559	14,671	(1,619)	1,433	(a)	45,044
Research and development	7,784	4,368	(1)	—		12,151
Total costs and expenses	67,603	50,095	(4,425)	4,298		117,571
Income (loss) from operations	45,257	4,675	461	(4,298)		46,095
Other expense	(1,657)	(195)	5	(6,750	)(b)	(8,597)
Income (loss) from continuing operations before tax	43,600	4,480	466	(11,048)		37,498
Provision for income tax expense (benefit)	14,496	1,177	153	(3,821	)(c)	12,005
Income (loss) from continuing operations	29,104	3,303	313	(7,227)		25,493
Basic earnings per share from continuing operations	$0.83					$0.73
Diluted earnings per share from continuing operations	$0.80					$0.70
Weighted average shares outstanding:
Basic	34,924					34,924
Diluted	36,378					36,378

(1)          Includes the operations of PVS.

(2)          Reflects the elimination of PVS.  See Note 3.

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JANUARY 31, 2006
 (In thousands)

	Shuffle Master, Inc.	Stargames (1)	PVS Disposition (2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$27,820	$16	$(1)	$(2,190	)(a)	$25,364
				(281	)(c)
Cash restricted for acquisition	91,291			(91,291	)(a)
Investments	13,152	—	—	—		13,152
Accounts receivable, net	19,261	17,013	(577)	—		35,697
Investment in sales-type leases and notes receivable, net	8,870	—	—	—		8,870
Inventories, net	8,293	11,780	(1,422)	—		18,651
Prepaid income taxes	—	1,798	(69)	—		1,729
Deferred income taxes	2,046	887	(45)	—		2,888
Other current assets	6,861	991	(88)	281	(c)	8,045
Total current assets	177,594	32,485	(2,202)	(93,482)		114,396
Investment in sales-type leases and notes receivable, net	11,610	—	—	—		11,610
Products leased and held for lease, net	9,506	—	—	—		9,506
Property and equipment, net	3,962	4,861	(234)	315	(b)	8,904
Intangible assets, net	47,170	—	—	25,387	(b)	72,557
Goodwill	36,554	2,208	—	69,237	(b)	105,791
				(2,208	)(e)
Deferred income taxes	2,387	—	—	—		2,387
Cost method investment	20,856			(20,856	)(b)
Other assets	11,433	754	(279)	—		11,908
Total assets	$321,072	$40,308	$(2,715)	$(21,607)		$337,059
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,074	$3,225	$(515)	$—		$7,784
Accrued liabilities	4,091	13,649	(229)	600	(d)	18,111
Customer deposits and unearned revenue	5,399	—	—	—		5,399
Income taxes payable	2,837	—	—			2,837
Note payable and current portion of long-term liabilities	117,823	864	(622)	—		118,065
Total current liabilities	135,224	17,738	(1,366)	600		152,196
Long-term liabilities, net of current portion	159,688	364	(116)	—		159,936
Deferred income taxes	62	—	—	—		62
Total liabilities	294,974	18,102	(1,482)	600		312,194
Contingencies
Shareholders’ equity:
Preferred stock	—	—	—	—		—
Common stock	347	—	—	—		347
Additional paid-in capital	3,378	30,371	(7,459)	(30,371	)(f)	(4,081)
Deferred compensation	(5,472)	—	—			(5,472)
Retained earnings (deficit)	24,651	(8,165)	6,226	8,165	(f)	30,877
Accumulated other comprehensive income	3,194	—	—	—		3,194
Total shareholders’ equity (deficit)	26,098	22,206	(1,233)	(22,207)		24,865
Total liabilities and shareholders’ equity	$321,072	$40,308	$(2,715)	$(21,607)		$337,059

(1)             Includes the assets, liabilities and shareholders’ equity of PVS.

(2)             Reflects the elimination of PVS. See Note 3.

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 31, 2005
 (In thousands)

	Shuffle Master, Inc.	Stargames (1)	PVS Disposition (2)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$13,279	$16	$(1)	$115,000	(a)	$13,675
				(114,338	)(b)
				(281	)(c)
Investments	20,809	—	—	—		20,809
Accounts receivable, net	17,865	14,180	(639)	—		31,406
Investment in sales-type leases and notes receivable, net	8,219	—	—	—		8,219
Inventories, net	9,428	11,576	(1,435)	—		19,569
Prepaid income taxes	—	646	(131)	—		515
Deferred income taxes	1,837	1,716	(40)	—		3,513
Other current assets	3,255	1,313	(120)	281	(c)	4,729
Total current assets	74,692	29,447	(2,366)	662		102,435
Investment in sales-type leases and notes receivable, net	11,136	—	—	—		11,136
Products leased and held for lease, net	9,163	—	—	—		9,163
Property and equipment, net	4,144	4,696	(186)	315	(b)	8,969
Intangible assets, net	48,477	—	—	25,787	(b)	74,264
Goodwill	36,017	2,341	—	70,171	(b)	106,188
				(2,341	)(e)
Deferred income taxes	2,400	—	—	—		2,400
Other assets	7,088	1,424	(369)	—		8,143
Total assets	$193,117	$37,908	$(2,921)	$94,594		$322,698
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,540	$3,335	$(629)	$—		$6,246
Accrued liabilities	6,547	7,317	(254)	600	(d)	14,210
Customer deposits and unearned revenue	3,518	461	—	—		3,979
Income taxes payable	371	2,572	—	—		2,943
Note payable and current portion of long-term liabilities	3,082	2,744	(466)	—		5,360
Total current liabilities	17,058	16,429	(1,349)	600		32,738
Long-term liabilities, net of current portion	162,659	305	(73)	115,000	(a)	277,891
Deferred income taxes	—	168	—	—		168
Total liabilities	179,717	16,902	(1,422)	115,600		310,797
Contingencies
Shareholders’ equity:
Preferred stock	—	—	—	—		—
Common stock	345	—	—	—		345
Additional paid-in capital	—	30,006	(7,372)	(30,006	)(f)	(7,372)
Deferred compensation	(5,788)		—			(5,788)
Retained earnings (deficit)	17,298	(9,000)	5,873	9,000	(f)	23,171
Accumulated other comprehensive income	1,545	—	—	—		1,545
Total shareholders’ equity (deficit)	13,400	21,006	(1,499)	(21,006)		11,901
Total liabilities and shareholders’ equity	$193,117	$37,908	$(2,921)	$94,594		$322,698

(1)             Includes the assets, liabilities and shareholders’ equity of PVS.

(2)             Reflects the elimination of PVS. See Note 3.

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

1.                 Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) and Stargames Limited (“Stargames”) on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Stargames by the Company. The acquisition has been accounted for using the purchase method of accounting, with the Company as the acquirer.

Historical financial information for the Company as of and for the three-months ended January  31, 2006, and the year ended October 31, 2005, has been derived from the Company’s historical financial statements.

Historical financial information for Stargames as of and for the three-months ended January 31, 2006, and the twelve-month period ended October 31, 2005, has been derived from Stargames’ historical financial statements. Certain adjustments to conform to US GAAP presentation, including reclassifications to conform to the Company’s presentation have been made to the historical financial statements of Stargames.

For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on October 31, 2005 and January 31, 2006, respectively. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on November 1, 2004 and November 1, 2005, respectively.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by the Company’s management.  The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does this information represent a forecast of the consolidated financial position at any future date or the combined financial results of the Company and Stargames for any future period.

Historical financial information for Stargames for the three-months ended January 31, 2006 includes certain non-recurring expenses of approximately $2,000 included in selling, general, and administrative expenses. These expenses include a “success fee” related to the ultimate sale of Stargames to the Company and the expense related to a potential Australian Good and Services Tax liability associated with export sales in the period December 2001 through November 2005. Additionally, the three-month period ended January 31 has historically been a seasonally slower period for Stargames.

Key Accounting Differences in US GAAP versus AGAAP

As a result of the conversion of the Stargames financial information to US GAAP from AGAAP, revenue of $5,600 for the twelve-months ended October 31, 2005 and $600 for the three-months ended January 31, 2006, was reversed and the associated costs are reflected in inventory for the respective period.

Under AGAAP, revenue from the sale of goods is recognized when control of the goods has passed to the buyer and it is probable that economic benefits will flow to the entity.

Under US GAAP, revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Stargames revenue was adjusted primarily due to bill and hold sales that did not meet the delivery criteria under US GAAP. Staff Accounting Bulletin No. 104 (“SAB104”), Revenue Recognition, was issued in December 2003, and provides guidance for the recognition of bill and hold sales. In accordance with SAB 104, delivery generally is not considered to have occurred unless the product has been delivered to the customer’s place of business or another site specified by the customer. If the customer specifies an intermediate site but a substantial portion of the sales price is not payable until delivery is made to a final site, then revenue should not be recognized until final delivery has occurred.

Other revenue adjustments included timing differences resulting from sales cut-off. Stargames shipping terms for domestic sales have historically been FOB destination. Under AGAAP, domestic sales are recorded upon shipment (deemed to be the point at which control passes to the buyer) while under US GAAP, such sales are recorded at the time of customer receipt (consistent with the contractual terms of the sale).

2.                 Preliminary Purchase Price Allocation

Consideration to Stargames consists of an Australian-denominated cash payment of AU$148,441 or $112,147 US denominated. In addition, the Company estimates its total direct acquisition costs, consisting primarily of legal and due diligence fees, to be approximately $2,190. The following table sets forth the determination of the consideration paid for Stargames at the date of acquisition:

Cash	$112,147
Other direct acquisition costs	2,190
Total purchase price	$114,337

The preliminary pro forma allocation of the purchase price is as follows:

Historical book value of Stargames net assets as of January 31, 2006	$19,998
Estimated fair value adjustments relating to:
Land	315
Intangible assets, average life of 6 years	25,387
Goodwill	69,237
PVS disposition	(600)
$114,337

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on Stargames’ book value of assets and liabilities as of January 31, 2006. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, and estimates by management and will be completed within one year from closing of the transaction.

Finite-Lived Intangible Assets

Intangible assets relate primarily to acquired products and their related intellectual property, primarily the Electronic Gaming Machines, the Rapid products, the Vegas Star product, and other patents and trademarks.

Indefinite-Lived Assets

We have not assessed the value of potential indefinite-lived intangible assets for purposes of the preliminary purchase price allocation. Allocation of the purchase price to such indefinite-lived intangible assets, which may include tradenames and trademarks, is currently reflected in goodwill, and any recharacterization would not have any impact on pro forma depreciation and amortization expense.

In-Process Research and Development

We have not assessed the value of potential in-process research and development (“IPR&D”) for purposes of the preliminary purchase price allocation. Allocation of the purchase price to such IPR&D is currently reflected in goodwill, and any recharacterization would not have any impact on pro forma research and development expense since such amounts would be expensed immediately upon acquisition.

In the identification of intangible assets, consideration will be given to whether any technology that is identified is developed or in-process. The AICPA Practice Aid “Assets Acquired in a Business Combination to Be Used in Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceuticals Industries” gives guidance on the factors that should be considered when identifying IPR&D.

IPR&D is defined as a development project that has been initiated and achieved material progress but has not yet resulted in a commercially viable product. The fair value will be determined using the income approach on a project-by-project basis. This method is based on the present value of earnings attributable to the asset or costs avoided as a result of owning the assets. This method includes risk factors, which include applying an appropriate discount rate that reflects the project’s stage of completion, the nature of the product, the scientific data associated with the technology, the current patent situation and market competition.

The forecast of future cash flows require the following assumptions to be made:

•       Revenue that is likely to result from specific IPR&D projects, including the likelihood of approval of the product, estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year-over-year rates over the product life cycles;

•       Cost of sales related to the potential products using historical data, industry data or other sources of market data;

•       Sales and marketing expense using historical data, industry data or other market data;

•       General and administrative expenses; and

•       Research and development expenses.

3.                 Disposition of PVS

Professional Vending Services Pty Ltd. (“PVS”), a wholly-owned subsidiary of Stargames and headquartered in Sydney, Australia, designs, develops, and manufacturers automatic vending machines. PVS offers exclusive equipment in all main vending segments including snacks, cold drinks, food (hot and cold), coffee and cigarettes.

The Company has determined that the operations of PVS are non-core to its gaming entertainment and utility operating segments. Accordingly, the Company has entered into a preliminary agreement to sell the assets and liabilities of PVS. The pro forma adjustments have valued the assets and liabilities in accordance with the preliminary sales agreement.

4.                 Pro Forma Statements of Income Adjustments

The following are brief descriptions of the pro forma adjustments to the statements of income to reflect the Company’s acquisition of Stargames. Estimated useful lives and amortization periods of property, equipment and intangible assets will be determined during the purchase price allocation and adjusted accordingly.

(a)         Adjustment to record amortization of intangible assets based on the method described above assuming these assets were acquired on November 1, 2005 and November 1, 2004, respectively. The amortization expense of these assets has been applied on a straight-line basis over an estimated 6 year life.

(b)         Adjustment to record pro forma interest expense related to new borrowings used to fund the Stargames acquisition. In January 2006, the Company borrowed $115,000 funded by a temporary bridge loan (the “Bridge Loan”) with a 90 day maturity. The Bridge Loan is unsecured and bears interest at a rate of 5.625% per annum over the initial 90 term of the Bridge Loan. The Company used the proceeds from the Bridge Loan to fund the Stargames purchase price. The pro forma adjustment reflects a pro rata allocation of interest expense and amortization of debt issuance costs assuming the Bridge Loan had been issued on November 1, 2005. The Company intends and believes it has the ability to refinance the Bridge Loan on a long-term basis. Financing options currently under consideration, include, but are not limited to (i) extension of the existing Bridge Loan, (ii) senior secured bank credit facility, (iii) convertible debt through the issuance by private placement pursuant to Rule 144A under the Securities Act of 1933 and (iv) secondary equity offering. A 0.125% change in the estimated interest rate would result in a $144 change in pro forma interest expense for the year ended October 31, 2005 and a $36 change in pro forma interest expense for the three-month period ended January 31, 2006.

(c)          Adjustment to record the tax effect of intangible asset amortization at Stargames’ statutory rate of 30% and interest expense based on the Company’s federal statutory rate of 35% plus a state income tax rate of 2.6%.

5.                 Pro Forma Balance Sheets Adjustments

(a)         Records the Bridge Loan and related proceeds used to finance the acquisition.

(b)         Records the acquisition of 100% of Stargames and reflects as goodwill and other intangible assets the excess of the purchase price over the estimated  fair value of net tangible assets acquired and liabilities assumed.

(c)          Records the deferred financing costs incurred related to the Bridge Loan used to finance the acquisition.

(d)         Records disposal liability related to PVS vending business.

(e)          Records the write-off of historical Stargames goodwill.

(f)            Records the elimination of Stargames shareholders’ equity.

6.                 Cost Savings, Merger-Related Charges and Operational Efficiencies

The unaudited pro forma condensed combined financial statements do not reflect any benefit from revenue opportunities, including enhanced distribution channels or the integration of products, as well as cost savings related to duplicative departments and redundant infrastructure, and the benefit of operational efficiencies.

The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other acquisition-related charges and liabilities resulting from actions taken as a result of the integration of Stargames, such as certain exit activities, contract terminations or severance, expect for the disposition of PVS as described above.